Exhibit 10.13

[O’Melveny & Myers LLP Letterhead]

September 22, 2003

VIA EMAIL JOHN@IMTMEMS.COMs

Innovative Micro Technology
75 Robin Hill Road
Goleta, CA 93117
Attn: Dr. John S. Foster

Re:                               Professional Notes Executed by Innovative Micro Technology
(formerly Applied Magnetics Corporation, “IMT”)

Gentlemen:

Reference is made to (i) that certain Secured Promissory Note, dated as of November 16, 2001, in the original principal amount of $1,383,777.00 (the “Houlihan Note”), executed by IMT for the benefit Houlihan Lokey Howard & Zukin (“Houlihan”); (ii) that certain Secured Promissory Note, dated as of November 16, 2001, in the original principal amount of $850,000.00 (the “O’Melveny Note”), executed by IMT for the benefit O’Melveny & Myers, LLP, (“O’Melveny”); (iii) that certain Secured Promissory Note, dated as of November 16, 2001, in the original principal amount of $699,580.77 (the “Sheppard Note “), executed by IMT for the benefit Sheppard Mullin Richter & Hampton LLP (“Sheppard”); and (iv) that certain Secured Promissory Note, dated as of November 16, 2001, in the original principal amount of $1,203,560.76 (the “Stutman Note,” and together with the Houlihan Note, the O’Melveny Note and the Sheppard Note, the “Notes”), executed for the benefit Stutman, Treister & Glatt Professional Corporation (“Stutman,” and together with Houlihan, O’Melveny and Sheppard, the “Firms”). The Notes are secured by, among other things, that certain Deed of Trust, Assignment of Rents and Fixture Filing (Robin Hill Road), dated as November 16, 2001, and recorded on March 18, 2002, as document number 2002-0025765 in the Official Records of the County of Santa Barbara, California (the “Deed of Trust”) encumbering the real property commonly known as75 Robin Hill Road, Goleta, California.

IMT’s liability for the amounts to be paid under the Notes arose and is to be repaid pursuant to that certain “Debtor’s Third Amended Plan of Reorganization Under Chapter 11 of the Bankruptcy Code Dated as of September 24, 2001, as Modified” in Case No. ND 00-10066- RR, as confirmed pursuant to an order dated November 5, 2001, (the “Plan”). No reference herein to the Plan and no provision of the Notes, this letter agreement or the Plan shall alter or impair the obligations of IMT under the Notes, which are absolute and unconditional, unless and until all obligations of this letter agreement are irrevocably and unconditionally satisfied in full by IMT.

IMT acknowledges and agrees that notwithstanding the terms of the Notes, as of the date hereof no amounts due under any of the Notes have been paid to any of the Firms. IMT agrees that on or before September 30, 2003, IMT shall deliver to O’Melveny, as Agent under and as defined in that certain Intercreditor Agreement, dated as of November 16, 2001, among the Firms (the “IC Agreement”) (i) an amount in immediately available good funds equal to $2,388,372.41 (the

“Cash”); (ii) original stock certificates for 276,287 shares of unrestricted New Common Stock (as defined in the Plan) (the “Stock”); (iii) original stock certificates containing a restrictive le gend in the form of Exhibit C attached to this letter agreement for 91,826 of restricted New Common Stock (the “Restricted Stock”); and (iv) IMT’s original signature to the Warrant Agreement in the form of Exhibit A to this letter agreement (the “Warrant Agreement”).

Each of the Firms acknowledges, agrees and consents to the following:

1. The distribution of the Cash by O’Melveny, as Agent, as follows: (a) $860,536 to Houlihan, (b) $528,594 to O’Melveny, (c) $435,052 to Sheppard; and (d) $564,190.41 to Stutman.

2. The distribution of the Stock by O’Melveny, as Agent, as follows: (a) 104,943 shares to Houlihan, (b) 64,463 shares to O’Melveny, (c) 53,055 shares to Sheppard; and (d) 53,826 shares to Stutman.

3. The distribution of the Restricted Stock by O’Melveny, as Agent, to Stutman.

4. The delivery of IMT’s original signature to the Warrant Agreement by O’Melveny, as Agent, to Stutman.

5. Upon completion of the actions described in paragraphs 1, 2 and 3, above, the cancellation by O’Melveny, as Agent, of each of the Notes and delivery of the original of each such canceled note to IMT with a copy to the applicable Firm.

6. Upon completion of the actions described in paragraphs 1, 2 and 3, above, the execution by O’Melveny, as Agent, of the request for full reconveyance of the Deed of Trust in the form of Exhibit B to this letter agreement (“Reconveyance”) and the full and final release of the Deed of Trust by the recordation such Reconveyance in the Official Records of the County of Santa Barbara, California.

7. Upon completion of the actions described in paragraphs 1, 2 and 3, above, the execution and filing by O’Melveny, as Agent, of a UCC-3 terminating the UCC Financing Statement filed with the Delaware Department of State on March 19, 2002 as Filing Number 2070075.

Effective immediately upon completion of the actions described in paragraphs 1, 2, 3 and 4, above, each of the Firms on behalf of itself and anyone claiming by, through or under such Firm (collectively, “Releasors “), fully and irrevocably releases each of the other Firms from any and all claims that Releasors may now have or hereafter acquire against such other Firms for any action, cause of action, claim, cost, damage, demand, expense (including, without limitation, attorneys’ fees and expenses), fine, judgment, liability, lien, loss, or penalty, whether foreseen or unforeseen or direct or indirect, arising from or related to the IC Agreement. Each Firm further acknowledges and agrees that this release shall be given full force and effect according to each of its expressed terms and provisions, including, but not limited to, those relating to unknown and suspected claims, damages and causes of action.

Each of the Firms hereby consents and agrees to O’Melveny, as Agent, withholding from such Firm’s distribution of Cash an amount equal to such Firm’s Pro Rata Share of the costs, fees and expenses incurred by O’Melveny, as Agent, on behalf of the Firms related to the preparation of this letter agreement and the completion of the actions described in paragraphs 5 and 6, above (the “Agent’s Costs”). The Firms obligation to reimburse the Agent’s Costs is pursuant to Section 1(j) of the IC Agreement. The Agent’s Costs are $14,000.

Please indicate your agreement to the terms of this letter agreement by countersigningbelow and then return an executed original of this letter agreement to my attention.

Cordially,

Lynn Anne Shapiro
for O’Melveny & Myers LLP

cc:	The Parties on the attached Distribution List (via email)
Evan M. Jones, Esq.

Acknowledged and Agreed

Innovative Micro Technology, a Delaware corporation

By:	/s/ John S. Foster
Dr. John S. Foster, Chief Executive Officer	Dated: September 22, 2003

Countersignature blocks continue on following page

Acknowledged and Agreed and Consent Granted

Houlihan Lokey Howard & Zukin

By:	/s/	Andrew Miller
Andrew Miller
		Title:	Dated: September 22, 2003

O’Melveny & Myers LLP

By:	/s/	Evan M. Jones
		Evan M. Jones, Partner	Dated: September 22, 2003

Sheppard Mullin Richter & Hamilton LLP

By:		Prentice O’Leary, Professional Corporation,
Partner

By:	/s/Prentice O’Leary
	Prentice O’Leary, President		Dated: September 22, 2003

Stutman, Treister & Glatt Professional Corporation

By:

Name:

Title:			Dated: September 22, 2003

Distribution List

Houlihan Lokey Howard & Zukin
1930 Century Park West
|Los Angeles, CA 90067-6802
Facsimile:(310) 553-4024
Attention:	Mr. Andrew Miller	amiller@hlhz.com
	Mr. Andrew Morrow	amorrow@hlhz.com

Sheppard Mullin Richter & Hamilton LLP
333 South Hope Street, 48th Floor
Los Angeles, CA 90071
Facsimile:(213) 620-1398
Attention: Prentice L. O’Leary, Esq. po’leary@sheppardmullin.com

Stutman, Treister & Glatt Professional Corporation
1901 Avenue of the Stars, 12th Floor
Los Angeles, CA 90067
Facsimile:(310) 228-5788
Attention: Theodore B. Stolman, Esq. tstolman@stutman.com

Exhibit A

Form of Warrant Agreement

[omitted]